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                                   EXHIBIT 5.1

                 Letterhead of Blank Rome Comisky & McCauley LLP

                                November 7 , 2001

Cross Media Marketing Corporation
461 Fifth Avenue, 19th Floor
New York, NY  10017

         Re:      Cross Media Marketing Corporation

Gentlemen:

         We have acted as counsel to Cross Media Marketing Corporation (the "Company") in connection with the preparation of the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale by the Company of up to 697,825 shares of common stock, par value $.001 per share of the Company (the "Common Stock"), pursuant to the Mindersoft, Inc. 1998 Stock Option Plan, the Smartray Network, Inc. Stock Option and Restricted stock Purchase Plan and the LifeMinders, Inc. 2000 Stock Incentive Plan (collectively, the "Plans").

         In rendering this opinion, we have examined the Plans and such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to our opinions, we have relied upon statements or certificates of public officials and representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock which are being offered and sold by the Company pursuant to the Registration Statement and the Plans, when issued and sold in the manner and for the consideration contemplated by the Registration Statement and the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registrant Statement. In giving this consent, we do not concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                           Sincerely,

                                           /s/ Blank Rome Comisky & McCauley LLP

                                           BLANK ROME COMISKY & McCAULEY LLP